EXHIBIT 99.1

AIRNET COMMUNICATIONS ANNOUNCES FIELD TRIAL AGREEMENT

SuperCapacity, Adaptive Array Technology to be Deployed in a Major

Metropolitan Market and Evaluated by a Large, Tier 1 Operator

Melbourne, Florida, August 26, 2005 – AirNet Communications Corporation (NASDAQ: ANCC), the technology leader in software defined base station products for wireless communications, today announced that it has executed a field trial agreement with a large, tier 1 operator. The agreement provides AirNet Communications with an opportunity to deploy SuperCapacity™, adaptive array base stations in a dense urban, major metropolitan market. The large operator plans to evaluate and test the performance of AirNet’s SuperCapacity base station throughout the remainder of this year.

The large operator has agreed to make cell sites available in an area of its market which has the challenging combination of extremely dense wireless penetration and difficult radio frequency (RF) planning characteristics. AirNet will provide the SuperCapacity base stations at the selected cell sites. The large operator will conduct a battery of tests to evaluate “real world” performance improvements. AirNet is temporarily providing the base stations, common equipment and services for evaluation at no charge; and the large operator is paying for the costs of providing and preparing sites, ancillary equipment, and test services.

“We now have an opportunity for our broadband SDR platform to move to the forefront in the world of SuperCapacity wireless communications,” said Glenn Ehley President and CEO for AirNet Communications. “We believe success will have the effect of validating our products, technologies and capabilities for operators with challenging capacity and RF requirements. If we can be successful in this major metropolitan, dense urban environment, we can be successful in any dense urban deployment.”

Adaptive Array Principles

Wireless networks are prone to interference and poor voice quality due to the fixed directional transmission of radio frequency (RF) signals. In traditional base station systems, the wide area dispersal is necessary. This results in considerable waste of radiated power. Also, the dispersed transmission pollutes the electromagnetic environment by radiating most of the transmitted power in unnecessary directions — making radio planning difficult and expensive. In contrast, AirNet’s SuperCapacity, adaptive array technology determines a user’s location and attempts to focus and receive energy only in desired directions as well as to null the interferers.

“We’re building upon the success of our recent adaptive array commercial deployment in Oklahoma, and taking it to the next level,” said Sushil Gill, Vice President of Business Development and Large Operator Sales for AirNet Communications. “This large, tier 1 operator has now asked us to verify the performance of our technology in a dense urban, multi-path environment. With existing narrowband technology virtually at the limit for capacity enhancement, our goal is to solve the problems associated with limited spectrum by providing more capacity and increased data throughput with our SuperCapacity solution.”

“Our SuperCapacity adaptive array broadband SDR platform is the alternative to the expensive and daunting task of building large numbers of new sites or purchasing expensive spectrum in this major metropolitan network,” said Thomas R. Schmutz, Vice President of Engineering for AirNet Communications. “We have planned for this large, tier 1 operator opportunity since the Company was founded back in 1994. We are excited to have the right solution at the right time, and with the potential that it brings.”

Benefits of AirNet’s SuperCapacity, Adaptive Array Technology

AirNet’s SuperCapacity base station is the only viable solution for adaptive array technology available for GSM/GPRS/EDGE. It is the key enabler for high capacity voice and packet data services, which is fundamental to success for GSM operators worldwide. AirNet has the only proven broadband adaptive array software-defined radio platform. The SuperCapacity base station has the capability of providing the following benefits:

•	Improvement of RF network quality through substantial C/I (carrier–to–interference ratio) gains,

•	Improved spectrum utilization and Erlang capacity for urban voice applications compared to traditional technology,

•	Reduced number of sites for both voice and data applications,

•	Extension of the GSM network’s viability many years further, and

•	Improvement of GPRS and EDGE coverage and data rates.

About AirNet

AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell® SuperCapacity™ adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data, utilizing ArrayComm, Inc.'s IntelliCell™ adaptive array algorithms. The Company's RapidCell™ base station provides government communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. The Company's AirSite® Backhaul Free™ base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at www.airnetcom.com.

For More Information:

Stuart P. Dawley

Investor Relations Officer

+1 321-953-6780

sdawley@airnetcom.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act), Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate,'' "believe,'' “hope,” "estimate,'' "expect,'' "intend,'' "plan'' and "objective'' and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks include the risk that AirNet may not be successful in completing the field trial; that the large operator may not purchase any products from AirNet following the trial; and that our products and technology may not work in a dense, urban, multipath environment. Other risks include the inability by AirNet and its suppliers to demonstrate satisfactory performance improvements and intense competition. If we are unable to raise sufficient new additional capital or to generate sufficient new sales, we may not be able to support changing protocols and standards, or continue to operate as a going concern. These and other risks are detailed in reports and documents filed by AirNet the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond AirNet's control, could cause AirNet's actual results and other future events to differ materially from those anticipated. AirNet does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

The stylized AirNet mark, AirNet, AdaptaCell and AirSite are registered trademarks with the U.S. Patent and Trademark Office. Super Capacity™, Rapid Cell™ and Backhaul Free™ are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.